Exhibit 99.1

GlobalSCAPE, Inc. Announces Adjournment of Annual Meeting of Stockholders

SAN ANTONIO — May 12, 2020 — GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced that its Annual Meeting of Stockholders, held on May 12, 2020 (the “Original Meeting”), was adjourned until May 26, 2020, at 9:00 a.m. Central Time (the “Adjourned Meeting”). In light of the restrictions on in-person meetings in the City of San Antonio at the present time, the Company determined to adjourn the meeting to provide stockholders the opportunity to attend the meeting in person at a later date following the lifting of the City of San Antonio’s current stay-at-home order related to the COVID-19 pandemic. The Adjourned Meeting will be on May 26, 2020, at 9:00 a.m. Central Time, at held at GlobalSCAPE’s headquarters, located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249.

A quorum was present for the authorization of the Original Meeting and, as of the date and time of the Original Meeting, there were sufficient proxies to approve the Company’s proposals presented at the meeting.

Important Information

This material may be deemed to be solicitation material in respect of the Adjourned Meeting to be held on May 26, 2020. In connection with the Adjourned Meeting, the Company has filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) on March 30, 2020. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the Adjourned Meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to the Company’s Secretary. In addition, the definitive proxy statement is available free of charge at the SEC’s website, www.sec.gov.

About Globalscape

GlobalSCAPE, Inc. (NYSE American: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud. GlobalSCAPE provides cloud services that automate your work, secure your data, and integrate your applications – while giving visibility to those who need it. GlobalSCAPE makes business flow brilliantly. Visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause the actual results of the operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; legal, regulatory, political and economic risks in international markets and global public health crises that reduce economic activity (including the recent coronavirus COVID-19 outbreak); the results of our reduction in force; the discovery of additional information relevant to the internal investigation; the possibility that additional errors relevant to the recently completed restatement may be identified; pending litigation and other proceedings and the possibility of further legal proceedings adverse to the Company resulting from the restatement or related matters; the costs associated with the restatement and the investigation, pending litigation and other proceedings and possible future legal proceedings; and our decreased “public float” (the number of shares owned by non-affiliate stockholders and available for trading in the securities markets) as a result of share repurchases. More information on potential risks and other factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof.

GlobalSCAPE Investor Relations Contact:
ir@GlobalSCAPE.com

GlobalSCAPE Public Relations Contact:
Zintel Public Relations
Matthew Zintel
matthew.zintel@zintelpr.com